EXHIBIT INDEX

       Exhibit                                                 Page
         No.        Description                                 No.
       -------      -----------                                ----
        23.1        Independent Auditors' Consent               E-2



                                                     Exhibit 23.1

                  INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration No. 333-13809) and the Registration Statement on Form S-3 (Registration No. 333-02520) of our report dated December 16, 1996, with respect to the combined statement of revenues and certain expenses of Deerfield, Doubletree, Village Green, Village Hills, Center Court, the Information Center, and Tennis Center (the "Nashboro Apartments") included in the Current Report on Form 8-K of Walden Residential Properties, Inc. for the year ended December 31, 1995.



DELOITTE & TOUCHE LLP
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Dallas, Texas
December 17, 1996